Exhibit 99.1

Determine Announces 4th Quarter and Fiscal Year 2018 Financial Results

Industry-Leading Determine Cloud Platform Drives Revenue Growth in Fiscal 2018

CARMEL, IN - June 26, 2018 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announces financial results for its fourth quarter and fiscal year ended March 31, 2018.

FY2018 GAAP Financial Highlights:

   (in thousands, except per share amounts)

GAAP Financial Measures	Q4	Q3	Q4	Change		Change		Twelve Months
	FY 2018	FY 2018	FY 2017	Q/Q		Y/Y		FY 2018	FY 2017	Change Y/Y
Revenue - total	$6,776	$7,467	$7,535	(9.3%)		(10.1%)		$28,119	$27,463		2.4%
Revenue - recurring	$5,467	$5,552	$5,628	(1.5%)		(2.9%)		$21,864	$20,895		4.6%
Revenue - non-recurring	$1,309	$1,915	$1,907	(31.6%)		(31.4%)		$6,255	$6,568		(4.8%)
Gross profit - total	$3,344	$4,160	$3,973	(19.6%)		(15.8%)		$14,621	$13,838		5.7%
Gross profit - recurring	$3,378	$3,649	$3,696	(7.4%)		(8.6%)		$13,912	$13,878		0.2%
Gross profit (loss) - non-recurring	$(34)	$511	$277	(106.7%)		(112.3%)		$709	$(40)		1872.5%
Gross margin - total	49.4%	55.7%	52.7%	(6.3	pts)	(3.3	pts)	52.0%	50.4%	1.6	pts
Gross margin - recurring	61.8%	65.7%	65.7%	(3.9	pts)	(3.9	pts)	63.6%	66.4%	(2.8	pts)
Gross margin - non recurring	(2.6%)	26.7%	14.5%	(29.3	pts)	(17.1	pts)	11.3%	(0.6%)	11.9	pts
Net loss	$(2,822)	$(2,346)	$(1,708)	20.3%		65.2%		$(9,948)	$(9,452)		5.2%
EPS	$(0.19)	$(0.16)	$(0.14)	$(0.03)		$(0.05)		$(0.69)	$(0.81)	$0.12

●	GAAP revenue was $28.1 million in FY2018, compared to $27.5 million in FY2017, representing a 2.4% increase year-over-year.
●	GAAP gross profit percentage was 52.0% in FY2018, compared to 50.4% in FY2017, representing a year-over-year increase of 1.6 percentage points.
●	Deferred revenues decreased 5.0% to $9.6 million in FY2018 from $10.1 million in FY2017.
●	GAAP net loss was $9.9 million or $0.69 per share in FY2018, compared to $9.5 million or $0.81 per share in FY2017, representing a $0.12 per share improvement year-over-year.

FY2018 Non-GAAP Financial Highlights:

   (in thousands, except per share amounts)

Non-GAAP Financial Measures	Q4	Q3	Q4	Change		Change		Twelve Months
	FY 2018	FY 2018	FY 2017	Q/Q		Y/Y		FY 2018	FY 2017	Change Y/Y
Revenue - total	$6,776	$7,467	$7,535	(9.3%	)	(10.1%	)	$28,119	$27,471		2.4%
Revenue - recurring	$5,467	$5,552	$5,628	(1.5%	)	(2.9%	)	$21,864	$20,903		4.6%
Revenue - non-recurring	$1,309	$1,915	$1,907	(31.6%	)	(31.4%	)	$6,255	$6,568	(4.8%	)
Gross profit - total	$3,626	$4,484	$4,297	(19.1%	)	(15.6%	)	$15,897	$15,192		4.6%
Gross profit - recurring	$3,646	$3,916	$3,967	(6.9%	)	(8.1%	)	$15,051	$15,004		0.3%
Gross profit ( loss) - non-recurring	$(21)	$568	$330	(103.6%	)	(106.2%	)	$846	$188		350.0%
Gross margin - total	53.5%	60.1%	57.0%	(6.6	pts)	(3.5	pts)	56.5%	55.3%	1.2	pts
Gross margin - recurring	66.7%	70.5%	70.5%	(3.8	pts)	(3.8	pts)	68.8%	71.8%	(3.0	pts)
Gross margin - non recurring	(1.5% )	29.7%	17.3%	(31.2	pts)	(18.8	pts)	13.5%	2.9%	10.6	pts
Net loss	$(1,726)	$(1,303)	$(428)	32.5%		303.3%		$(5,487)	$(4,681)		17.2%
EPS	$(0.12)	$(0.09)	$(0.04)	$(0.03)		$(0.08)		$(0.38)	$(0.40)	$0.02
Billings	$5,991	$8,856	$7,582	(32.4%	)	(21.0%	)	$27,610	$27,177		1.6%

●	Non-GAAP revenue was $28.1 million in FY2018, compared to $27.5 million in FY2017, representing a 2.4% year-over-year increase.
●	Non-GAAP gross profit percentage was 56.5% in FY2018, compared to 55.3% in FY2017, representing a 1.2 percentage point year-over-year increase.
●	Billings increased 1.6% to $27.6 million in FY2018 from $27.2 million in FY2017. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP net loss was $5.5 million or ($0.38) per share in FY2018, compared to $4.7 million or ($0.40) per share in FY2017, representing an improvement of $0.02 per share year-over-year.
●	Non-GAAP EBITDA was ($2.5) million in FY2018, compared to ($1.8) million in FY2017, representing an additional loss of ($0.7) million year-over-year.

“I would sum up fiscal 2018 under the theme of ‘Doubling Down.’ We have done this in all areas of the company this past year, from our continued investment in and expansion of the capabilities on the Determine Cloud Platform, to key appointments of seasoned, industry experts on the leadership team and board, and to an even deeper focus on customer success and advocacy. These efforts are illustrated by our many advancements including the launch of our HIPAA compliance program which demonstrates our ongoing commitment to our valued – and growing - healthcare customers. We further expanded advanced capabilities across the entire modular Source-to-Pay and Contract Management continuum, often in collaboration with customer users. During Fiscal 2018, we seized the opportunity to bolster key positions within our Sales & Marketing, Partnership Management and Customer Success groups with veteran industry-recognized talent. These subject matter experts are critical to supporting our efforts to achieve our pipeline and customer success goals. Concurrently, we’ve formalized a company-wide program with the goal of improving overall satisfaction and converting customers into advocates. These efforts are resulting in significant customer-directed product innovation as well as creating additional sales and upsell opportunities. As I noted previously, our goal is to exceed expectations at every stage -– especially those of our customers. We are redoubling our efforts as we move confidently down that path.”

— Patrick Stakenas, President, CEO and Director, Determine, Inc.

FY2018 Determine Business Highlights:

●

FY2018: New Customer Expansions: In FY2018, Determine added an expanded roster of customer accounts in the US, UK, Europe and Nordics to the Determine Cloud Platform across its suite of Source-to-Pay and Enterprise Contract Lifecycle Management solutions. Most notable, as announced during Q3, 100% new customer growth in Q2 FY2018 was on the Determine Cloud Platform - a major achievement after just one year of going live. Key customer sectors included: pharmaceutical, retail, financial services, transportation, airline, agribusiness, consumer goods, scientific research and manufacturing. Examples of FY2018 Customer Expansions:

○	Q1: Orion Corporation, the leading Finnish global pharmaceutical and diagnostics company, selected Determine to optimize its source-to-contract effectiveness on the Determine Cloud Platform.
○

Q1: Scania (Great Britain) Limited, a part of the Volkswagen Group, selected the Determine Cloud Platform Sourcing, Supplier Management and Contract Lifecycle Management solutions to drive its efficiency and future growth in Purchasing.

○

Q1: c2c, the award-winning U.K.-based train operator and part of leading European train operator Trenitalia, selected the Determine Cloud Platform to advance their strategic sourcing processes and contract management effectiveness.

○	Q2: Selecta TMP AG, the leading European vending and coffee services provider signed a multi-year Determine Sourcing renewal to assist in its rapid expansion across markets in Europe.
○

Q2: Monoprix, leading French retail group, integrated Procurement Solution on the Determine Cloud Platform to leverage the agility, ease of use and implementation speed which are hallmarks of Determine modular solutions.

○	Q3: SILVAN, one of the largest DIY consumer retailers in the Nordic region, decided to build its future on the Determine Cloud Platform with Sourcing, Contract Management and Supplier Management.
○	Q4: Servier Group, a French pharmaceutical leader broadened a 10-year commitment to Determine, expanding use of the functional spectrum of the Determine Cloud Platform to full Procure-to-Pay.

●	Q4 Annualized Bookings: In Q4 FY2018, the revenue team delivered $732,000 in annualized bookings to the company. Retail, cloud computing, chemical and technology sectors were particularly strong.

●

Q4: Kevin Turner Brought Unparalleled Industry Experience to Determine, Inc. as Senior Vice President of Customer Success: The leading practitioner who wrote the book on customer success left a major competitor to bring more than 20 years of experience as an eBusiness/eCommerce/SaaS professional to Determine.

●

Q4: The Determine Cloud Platform Was Recognized in Seven Spend Matters 1Q 2018 SolutionMapsSM: Determine modular solutions swept across these influential vendor comparison rankings, including all procurement categories, and moved ahead in its Value Leader ranking in E-Procurement.

●

Q4: Determine, Inc. Successfully Met The Requirements to Comply with the Health Insurance Portability And Accountability Act (HIPAA) and Health Information Technology For Economic And Clinical Health (HITECH) Act: The HIPAA Compliance Program demonstrates Determine’s ongoing commitment to healthcare organizations and increasing customer confidence as examined by an independent third-party, Schellman & Company.

●

Q4: Global Source-to-Pay Leader Determine, Inc. Named One of the Most Trusted Brands of the Year by Insights Success Magazine: According to Editor-in-Chief Pooja Bansal, “Upon review of the 2018 nominees for Most Trusted Brands of the Year, and going through various factors such as technological utilization, strategic focus and global footprint, Determine, Inc., stood out as a pioneering global leader in providing SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions.”

●

FY2018: Product Enhancements: During FY2018, the Determine Cloud Platform further expanded advanced capabilities available to customers across the entire modular Source-to-Pay and Contract Management continuum. Highlights include:

○	Platform-Wide / Determine Core:
■

Advanced UI Grid opened a new chapter for UX development — it automatically creates a process hierarchy that spans individual records, departments and company-wide, simplifying and accelerating workflows.

■	A newly introduced ADA-Compliant Graphic Palette color palette now allows for easy reading for those with low or impaired vision , as well as overall enhanced navigation.
○	Sourcing:
■	By extending sourcing and contract integration, it enables contract(s) creation requests directly from an awarded sourcing event, defining contract type, terms, counterparties and other variables.
■	Supplier bid analysis now includes comparison between bids and a benchmark reference price to identify potential savings.
■	Newly integrated eAuction app enables English, Dynamic, Dutch and Japanese eAuction events.
○	Supplier Management:
■	Adding the ability to “tag” Suppliers now allows for easy identification of certification status, reducing the potential for third-party risk.
■	Certification Management now enables a company to implement all business rules and workflows needed to respect legislation and compliance requirements.
○	Contract Management:
■

Enhanced CLM/Procure to Pay (P2P) Contract integration now provides full lifecycle capability of contract management, including full P2P purchase contracts and budgets management capability, all in one combined feature set.

■	The addition of Dynamic Contract Creation now reduces the number of templates admins need for maintenance because one template can adjust dynamically to cover many use cases.
○	Procurement:
■	Enhanced eCommerce platform features provided a more user-friendly and intuitive experience, including catalog item review and rate, similar item comparison and item sorting by relevance and price.
■	Improved Catalog Management now benefits enterprise organizations that import numerous catalogs with thousands of items in each. This improved functionality increases productivity and ease of use.

●

Q3: Determine, Inc. Added Senior Industry Leaders to Board of Directors As Growth Accelerated: The appointment of two new members to its Board of Directors, long-time industry veterans Bill Angeloni and Steve Sovik, brought an exceptional amount of talent, expertise and energy to work with the Executive team in advising the company as it continues to grow.

●

Q3: Industry-Leading Source-to-Pay Provider Determine Launched New DetermineAlliance Partner Program: The launch of the DetermineAlliance Partner Program with an expanded global footprint established a truly collaborative partner forum to meet the end-to-end needs of customers now and in the future.

●

Q2: Global Marketing Leadership: In September 2017, Determine named Gérard Dahan as Chief Marketing Officer and SVP of EMEA. He brought 25 years of experience in leadership, sales management, business development and strategic marketing with global technology and services companies including Ivalua, BravoSolution, Ariba, Intel and IBM.

●

Q2: Determine, Inc. Promoted Kevin Grande to General Counsel: As leader of Determine’s legal operations, he now provides strategic legal advice to management, sets internal governance policies and manages the impact of external factors.

●

Q2: Determine Recognized in Multiple Categories in the Gartner Hype Cycle for Procurement and Sourcing Solutions, 2017: The Determine Cloud Platform was cited four times across categories - a testament to innovation and continuing focus on customer-centered product development.

●

Q1: Determine, Inc. joined Russell Microcap® Index: Membership in the Russell Microcap® Index was a recognition of all the value that has been created by the innovative thinking and hard work of the Determine team.

●

Q1: Determine, Inc. Named Industry Veteran Sean Regan as Vice President of Global Alliances: to spearhead and manage a dynamic business ecosystem of partnerships with leading global companies to deliver the best in source-to-pay and contract management solutions and services.

Conference Call and Webcast Tuesday, June 26, 2018 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free:                    1-877-407-0789

Toll/International:     1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=130010

Replay Dial-in Information:

Toll-Free:                    1-844-512-2921

Toll/International:     1-412-317-6671

From: 06/26/18 at 8:00 pm Eastern Time

To: 07/03/18 at 11:59 pm Eastern Time

Replay Pin Number:  13680590

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine Blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Media Relations:

Mike Mitchell

Determine, Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Revenues:
Recurring revenues	$5,467	$5,628	$21,864	$20,895
Non-recurring revenues	1,309	1,907	6,255	6,568
Total revenues	6,776	7,535	28,119	27,463

Cost of revenues:
Cost of recurring revenues	2,089	1,932	7,952	7,017
Cost of non-recurring revenues	1,343	1,630	5,546	6,608
Total cost of revenues	3,432	3,562	13,498	13,625

Gross profit:
Recurring gross profit	3,378	3,696	13,912	13,878
Non-recurring profit (loss)	(34)	277	709	(40)
Total gross profit	3,344	3,973	14,621	13,838

Operating expenses:
Research and development	1,096	720	4,459	3,771
Sales and marketing	2,954	2,508	10,877	10,352
General and administrative	2,162	2,062	8,025	7,495
Total operating expenses	6,212	5,290	23,361	21,618

Loss from operations	(2,868)	(1,317)	(8,740)	(7,780)

Other expense, net	(484)	(477)	(1,763)	(1,865)
Net loss before income tax	(3,352)	(1,794)	(10,503)	(9,645)

Benefit from income taxes	530	86	555	229
Consolidated net loss	(2,822)	(1,708)	(9,948)	(9,416)

Net loss attributable to non-conrolling interest	-	-	-	(36)
Net loss attributable to common stockholders	$(2,822)	$(1,708)	$(9,948)	$(9,452)

Basic and diluted net loss per share	$(0.19)	$(0.14)	$(0.69)	$(0.81)

Determine, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Reconciliation of total revenue:
U.S. GAAP as reported	$6,776	$7,535	$28,119	$27,463
Adjustments:
Deferred revenue adjustment	-	-	-	8
Non-GAAP revenue	$6,776	$7,535	$28,119	$27,471

Reconciliation of gross profit:
U.S. GAAP as reported	$3,344	$3,973	$14,621	$13,838
Adjustments:
Deferred revenue adjustment	-	-	-	8
Amortizaton of acquisition	260	249	1,028	1,007
Stock based compensation	22	74	166	314
Severance	0	1	82	25
Non-GAAP gross profit	$3,626	$4,297	$15,897	$15,192

Reconciliation to non-GAAP net loss:
Net loss attributable to Determine, Inc.	$(2,822)	$(1,708)	$(9,948)	$(9,452)
Stock-based compensation expense	512	741	2,161	2,609
Deferred revenue adjustment	-	-	-	8
Amortization on intangibles	548	525	2,161	2,119
Benefit for income taxes	-	-	-	(13)
Severance costs	36	14	139	48
Non-GAAP net loss	$(1,726)	$(428)	$(5,487)	$(4,681)

Non-GAAP basic and diluted net loss per share	$(0.12)	$(0.04)	$(0.38)	$(0.40)

Weighted average shares outstanding for basic and diluted net loss per share	14,990	11,964	14,408	11,644

Determine, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Consolidated net loss	$(2,822)	$(1,708)	$(9,948)	$(9,416)
Foreign currency translation adjustments, net	281	(17)	1,309	(64)
Other comprehensive income	(17)	-	(97)	-
Comprehensive loss	(2,558)	(1,725)	(8,736)	(9,480)
Less: Net loss attributable to non-controlling interest	-	-	-	(36)
Comprehensive loss attributable to Determine, Inc.	$(2,558)	$(1,725)	$(8,736)	$(9,516)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2018	2017
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,928	$9,429
Accounts receivable, net	6,605	7,042
Restricted cash	28	34
Prepaid expenses and other current assets	1,542	1,553
Total current assets	18,103	18,058

Property and equipment, net	90	85
Capitalized software development costs, net	2,994	2,341
Goodwill	15,458	14,448
Other intangibles, net	3,952	5,860
Other assets	1,467	1,599
Total assets	$42,064	$42,391

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$12,128	$11,861
Accounts payable	2,371	2,478
Accrued payroll and related liabilities	1,986	1,729
Other accrued liabilities	2,239	2,042
Deferred revenue	9,487	10,070
Income tax payable	48	23
COFACE loan	-	174
Total current liabilities	28,259	28,377

Long-term deferred revenue	84	10
Convertible note, net of debt discount	7,475	7,599
Other long-term liabilities	1,306	1,306
Total liabilities	37,124	37,292

Total stockholders' equity	4,940	5,099
Total liabilities and stockholders' equity	$42,064	$42,391

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31,	March 31,
	2018	2017

Operating activities
Net loss	$(9,948)	$(9,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,965	3,405
Loss on fixed asset disposal	2	-
Noncash income tax benefit	(435)	(208)
Interest expense paid in kind as convertible note debt	784	225
Stock-based compensation expense	2,161	2,609
Unrealized currency translation gains	(41)	-
Changes in assets and liabilities:
Accounts receivable, net	437	(11)
Prepaid expenses and other current assets	(13)	3
Other assets	725	212
Accounts payable	(112)	505
Accrued payroll and related liabilities	257	74
Accrued restructuring costs	-	(403)
Other accrued liabilities and other long-term liabilities	410	(65)
Deferred revenue	(509)	(286)
Net cash used in operating activities	(2,317)	(3,356)

Investing activities
Purchase of property and equipment	(48)	(57)
Capitalized software development costs, net	(2,382)	(1,829)
Net cash used in investing activities	(2,430)	(1,886)

Financing activities
Proceeds from issuance of stock, net of issuance costs	4,909	-
Net employee withholding taxes paid in connection to issuance of restricted stock	(41)	(132)
Issuance of stock under employee stock purchase plan	187	140
Credit facility borrowing	42,489	4,000
Credit facility payment	(42,223)	(1,139)
Repayment of loan	(174)	(233)
Proceeds from exercise of stock options	6	-
Issuance of convertible note, net of debt issuance costs	-	2,429
Net cash provided by financing activities	5,153	5,065

Effect of exchange rate changes on cash	93	188

Net increase (decrease) in cash and cash equivalents	499	11
Cash and cash equivalents at beginning of the period	9,429	9,418
Cash and cash equivalents at end of the period	$9,928	$9,429

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Total revenues	$6,776	$7,535	$28,119	$27,463
Deferred revenue:
End of period	9,571	10,080	9,571	10,080
Beginning of period	10,356	10,033	10,080	10,366
Change in deferred revenue	(785)	47	(509)	(286)
Total billings (total revenues plus the change in deferred revenue)	$5,991	$7,582	$27,610	$27,177

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(1,726)	$(428)	$(5,487)	$(4,681)
Interest	473	472	1,774	1,771
Depreciation	527	379	1,771	1,295
Income taxes and minority shareholder	(530)	(86)	(555)	(193)
Non-GAAP EBITDA net loss	$(1,256)	$337	$(2,497)	$(1,808)